[Logo of James River Corporation          [Logo of Fort Howard
     of Virginia]                              Corporation]


    Contacts:
    JAMES RIVER:                              FORT HOWARD:
    On May 5:    Media -- Dick Elder          Media -- Clifford A. Bowers
                 (212) 403-1901               (414) 435-8821
                 Financial -- Celeste Gunter  Financial -- J. Michael Lempke
                 (212) 403-1901               (414) 435-8821
    Subsequent:  Media -- Dick Elder
                 (804) 343-4785
                 Financial -- Celeste Gunter
                 (804) 649-4307



                     JAMES RIVER, FORT HOWARD AGREE TO MERGE
                 CREATING A PREEMINENT CONSUMER PRODUCTS COMPANY

                   NEW YORK, NY -- May 5, 1997 -- James River Corpora-

         tion (NYSE:JR) and Fort Howard Corporation (NASDAQ:FORT) an-

         nounced today that they have signed a definitive merger agree-

         ment creating a preeminent worldwide consumer products company with a strong competitive position and outstanding prospects for growth.  The new company, which will be named Fort James

         Corporation, will have annual sales in excess of $7 billion.

                   Under the agreement, shareholders of Fort Howard will

         receive 1.375 shares of Fort James common stock for each share of Fort Howard common stock.  This represents a per share value of $42.45 and a total value of $5.8 billion to Fort Howard shareholders, including the assumed Fort Howard debt, based on the James River closing stock price of $30.875 on May 2.

         Shareholders of James River will retain their current number of shares.  Excluding non-recurring items and an anticipated reor-

         ganization charge, the merger is expected to be accretive to pro forma 1997 earnings, without anticipated synergies, and accretive to 1998 earnings by approximately 10 percent, includ-

         ing synergies.

                   The transaction is structured to qualify as a tax-

         free reorganization and will be accounted for as a pooling of interests.  The merger, which is expected to be completed at the end of the summer, is conditioned on receiving regulatory clearances in the United States and Europe and requires the approval of the shareholders of both companies.  Morgan Stanley and certain other shareholders, representing approximately 20 percent of Fort Howard's fully diluted shares, have agreed to vote in favor of the merger.

                   "This merger opens the way for two strong companies

         to emerge as a powerful single force in the consumer goods in-

         dustry," said Miles L. Marsh, James River's chairman and chief executive officer.  "Because Fort James will be able to compete more effectively as a combined company than we could have indi-

         vidually, this merger will be attractive to shareholders, cus-

         tomers and employees."

                   Marsh added, "Fort James will benefit from the com-

         plementary strengths of James River's strong brands and market-

         ing skills and Fort Howard's exceptional, low-cost manufactur-

         ing base and leadership in commercial products.


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         Page 2 -- James River,                              May 5, 1997
         Fort Howard Agree to Merge


          The broad North American focus of both companies, as well as their strong pan-European presence, represents a gateway to tremendous global opportunities."

                   Michael T. Riordan, Fort Howard's chairman and chief

         executive officer, noted "Our combined product lines, supported by strategically located assets and world-class manufacturing capabilities, create a strong competitive position that will fuel long-term growth.  In addition, the significant operating cash flow of the combined company, which totaled more than $1 billion on a pro forma basis in 1996, will allow for an aggres-

         sive pace of debt reduction, while at the same time support strong business growth.  Both James River and Fort Howard have made significant recent progress in reducing debt, and Fort

         James remains committed to this important objective."

                   Fort James will be able to offer a broad range of

         tissue and tabletop products.  Its retail products, to be dis-

         tributed in grocery and drug stores, mass merchandisers, and warehouse clubs, include such well-known North American brands as Quilted Northern, Soft 'n Gentle, Brawny, Mardi Gras, Vanity

         Fair, Green Forest and Dixie.  In addition, Fort James will have a strong presence in the European market with brands such as Lotus, Nouvelle, Colhogar  and Tenderly.  The company will also be a leading supplier of store brands.  Away-from-home products will be sold primarily through paper, foodservice and janitorial distributors to serve the lodging, industrial,

         health care, restaurant, foodservice, leisure, transportation and office building sectors, as well as schools, governments and retail establishments.

                   The merger is expected to generate cost savings esti-

         mated to total at least $150 million in 1998, increasing to more than $200 million per year over time.  Fort James intends to reduce expenses and increase efficiency by combining comple-

         mentary technologies, optimizing product manufacturing and lo-

         gistics across the combined systems, increasing purchasing ef-

         ficiencies, eliminating redundant overhead costs, consolidating work forces where duplication exists and increasing product quality and productivity.  To cover the cost of implementing these plans, Fort James expects to take a reorganization charge in the quarter in which the merger is completed.  The amount of the charge has not been determined.

                   At the same time, Fort James will continue the cost

         reduction program begun by James River in 1995, which is ex-

         pected to deliver enhanced savings as this program matures.  A portion of the expected incremental savings will be reinvested in Fort James' brands in order to grow market share and accel-

         erate top-line growth.

                   Under the terms of the merger agreement, which has

         been unanimously approved by the boards of directors of both companies, Marsh will serve as chairman and chief executive officer of Fort James and Riordan will be president and chief operating officer.  The board of directors of Fort James will be comprised  of 15 directors, 11 from James River and four from Fort Howard.  Fort James' senior management team will also include key James River and Fort Howard executives.  A new ex-

         ecutive headquarters for Fort James' senior management will be established in the Chicago area.


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         Page 3 -- James River,                              May 5, 1997
         Fort Howard Agree to Merge





                   "From the beginning, we have looked at this as a

         merger of equals," said Marsh, "with both companies

         contributing important product strengths, strategic assets and management talent."

                   "There has been a very high level of mutual respect

         in all of our discussions," added Riordan, "and I believe we will be able to move very quickly to capitalize on synergies and aggressively pursue growth opportunities."

                   As a result of the merger, Fort James will have a

         total market capitalization of $11 billion, including debt of

         $4.4  billion.  Fort James will have approximately 218 million outstanding fully diluted common shares.

                   Fort Howard currently pays no dividend.  James River

         pays a current quarterly cash dividend of $.15 per share, which will be the initial dividend rate of Fort James.

                   James River Corporation, with 1996 consolidated sales

         of $5.7 billion, is a leading marketer and manufacturer of paper-based consumer products, packaging, and business, print-

         ing and converting papers.  The company has a total of approx-

         imately 60 manufacturing facilities located in the United

         States, Canada and ten European countries.  The second largest worldwide producer of tissue products, James River markets such widely recognized brands as Quilted Northern bathroom tissue,

         Brawny paper towels, Vanity Fair napkins, and Dixie cups and plates in North America, and Lotus bathroom tissue, towels, and facial tissue in Europe.

                   Fort Howard, with 1996 consolidated sales of $1.6

         billion, is a leading producer of tissue products for away-

         from-home customers in the United States, and a leading sup-

         plier of value brands and private label products for retail tissue customers.  With three manufacturing facilities in the

         United States, one operation in the United Kingdom and a joint venture in China, Fort Howard's products include bath and fa-

         cial tissue, towels, napkins, wipers and specialty nonwoven products.  Familiar brand names include Mardi Gras, Soft 'n

         Gentle, and Green Forest.

                   Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securi-ties Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties regarding this transaction. Such risks and uncertainties include, but are not limited to, the satisfaction of the conditions to close the transaction; determinations by regulatory and governmental authorities; the ability to successfully integrate the James River and Fort Howard businesses; the ability to achieve synergistic and other cost reductions and efficiencies; general business and economic conditions; competitive pricing pressures for the company's products; changes in raw material, energy and other costs; and opportunities that may be presented to and pursued by the com-pany. Any of these risks or uncertainties may cause actual results or future circumstances to differ materially from the forward-looking statements contained in this news release.

                                      # # #

                   Today's news release, along with past releases from James River, is available by fax, at no charge, by calling
         (800) 758-5804, ext. 457350. You may access James River's corporate-wide site at Internet address http:// www.jamesrivercorp.com, and Fort Howard's corporate-wide site at Internet address http:// www.forthoward.com.


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